Exhibit 5 and 23.1



               [Williams, Mullen, Christian & Dobbins letterhead]

                                 April __, 1997




Board of Directors
Mid-Atlantic Community BankGroup, Inc.
7171 George Washington Memorial Highway
Gloucester, Virginia  23061

Ladies and Gentlemen:

         This letter is in reference to the Registration Statement on Form SB-2, as amended, (the "Registration Statement") filed by Mid-Atlantic Community BankGroup, Inc.(the "Company") with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Act"), of 149,500 shares of the Company's common stock, par value $5.00 per share (the "Common Stock"), which shares are proposed to be offered to the public pursuant to an Underwriting Agreement filed as an exhibit to the Registration Statement (the "Offering").

         We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

         The opinion expressed herein is limited in all respects to the application of the law of the Commonwealth of Virginia.

         Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that the aforementioned 149,500 shares of Common Stock, when issued against payment therefor pursuant to the Offering, will be validly issued, fully paid and non-assessable under the laws of the Commonwealth of Virginia.

         Our opinion is expressed as of the date that shares of Common Stock are issued pursuant to the Offering against payment therefor, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.

                                       Very truly yours,

                                       WILLIAMS, MULLEN, CHRISTIAN & DOBBINS


                                       By: ___________________________________